EX-99(l)

Morris, Nichols, Arsht & Tunnell LLP
1201 North Market Street
P.O. Box 1347
Wilmington, Delaware  19899-1347

(302) 658-9200
(302) 658-3989 fax

November 10, 2021

Franklin Limited Duration Income Trust
c/o Franklin Advisers, Inc.
One Franklin Parkway
San Mateo, California  94403-1906

Re:	Franklin Limited Duration Income Trust

Ladies and Gentlemen:

We have acted as special Delaware counsel to Franklin Limited Duration Income Trust, a Delaware statutory trust (the “Trust”), in connection with certain matters of Delaware law relating to the registration of (i) common shares of beneficial interest, no par value per share, of the Trust (the “Common Shares”) and (ii) subscription rights to purchase Common Shares (the “Subscription Rights” and together with the Common Shares, the “Securities”) pursuant to Pre-Effective Amendment No. 2 to Registration Statement No. 333-259206 under the Securities Act of 1933 and Amendment No. 14 to Registration Statement No. 811-21357 on Form N-2 to be filed with the Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Registration Statement”).  Capitalized terms used herein and not otherwise herein defined are used as defined in the Amended and Restated Agreement and Declaration of Trust of the Trust dated as of January 21, 2021 (the “Governing Instrument”).
In rendering this opinion, we have examined and relied on copies of the following documents in the forms provided to us:  the Registration Statement; the Certificate of Trust of the Trust under which the Trust was named “Franklin Templeton Strategic Income Trust” as filed in the Office of the Secretary of State of the State of Delaware (the “State Office”) on May 9, 2003, as amended by the Certificate of Amendment thereto changing the name of the Trust to “Franklin Templeton Limited Duration Income Trust” as filed in the State Office on June 12, 2003, the Certificate of Amendment thereto changing the registered agent and registered office of the Trust as filed in the State Office on December 9, 2010 and the Certificate of Amendment thereto changing the name of the Trust to “Franklin Limited Duration Income Trust” as filed in the State Office on May 20, 2014 (as so amended, the “Certificate”); the Agreement and Declaration of Trust of the Trust dated as of May 2003 (the “Original Governing Instrument”); the Amended and Restated Agreement and Declaration of Trust of the Trust dated as of June 19, 2003, amended as of June 30, 2014 as reflected in the Certificate of Amendment thereto dated May 14, 2014 and as amended on September 13, 2018 as reflected in the Certificate of Amendment thereto dated September 14, 2018 (as so amended, the “First A&R Governing

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November 10, 2021

Instrument”); the Governing Instrument; resolutions of the Board of Trustees of the Trust prepared for adoption at a meeting held on June 19, 2003 (the “Organizational Resolutions”); resolutions of the Board of Trustees of the Trust prepared for adoption at a meeting held on September 8, 2021 (the “Shelf Registration Resolutions”); the Bylaws of the Trust dated May, 2003; the Amended and Restated Bylaws of the Trust dated January 21, 2021 (the “Bylaws” and together with the Governing Instrument, the Resolutions (as defined below), the Underwriting Agreements (as defined below) and the Registration Statement, the “Governing Documents”); and a certification of good standing of the Trust obtained as of a recent date from the State Office.  In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as drafts or copies or forms of documents to be executed and the legal capacity of natural persons to complete the execution of documents.  We have further assumed for purposes of this opinion:  (i) the due authorization, adoption, execution and delivery, as applicable, by, or on behalf of, each of the parties thereto of the above-referenced instruments, certificates and other documents and of all documents contemplated by either the Governing Documents or any applicable resolutions of the Board of Trustees of the Trust to be executed by Persons desiring to become holders of Securities (including Persons desiring to become Shareholders); (ii) that appropriate notation of the names and addresses of, the number of Securities held by, and the consideration paid by, all holders of Securities (including all Shareholders) will be maintained in the appropriate registers and other books and records of the Trust in connection with the issuance, redemption or transfer of Securities; (iii) that the activities of the Trust have been and will be conducted in accordance with the Governing Instrument and the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq. (the “Delaware Act”); (iv) that no event has occurred subsequent to the filing of the Certificate that would cause a dissolution of the Trust under Section 2 of Article VIII of the Original Governing Instrument, the First A&R Governing Instrument or the Governing Instrument, as applicable; (v) that the Trust became a registered investment company under the Investment Company Act of 1940 within 180 days following the first issuance of beneficial interests therein; (vi) that in connection with the issuance of the Common Shares, the Board of Trustees of the Trust, or the Pricing Committee of the Board of Trustees of the Trust established pursuant to the Shelf Registration Resolutions, will duly adopt resolutions authorizing the issuance of the Common Shares and the relative rights and preferences thereof, all in accordance with the Governing Instrument (the “Common Shares Resolutions”); (vii) that in connection with the issuance of the Subscription Rights, the Board of Trustees of the Trust, or the Pricing Committee of the Board of Trustees of the Trust established pursuant to the Shelf Registration Resolutions, will duly adopt resolutions authorizing the issuance of the Subscription Rights and the relative rights and preferences thereof, all in accordance with the Governing Instrument (the “Subscription Rights Resolutions” and together with the Organizational Resolutions, the Shelf Registration Resolutions and the Common Shares Resolutions, the “Resolutions”); (viii) that, if applicable, an underwriting agreement, dealer manager agreement or similar agreement setting forth the terms and conditions under which the Common Shares will be issued will be duly entered into by the Trust with respect to the issuance of the Common Shares (the “Common Shares Underwriting Agreement”); (ix) that, if applicable, an underwriting agreement, dealer manager agreement or similar agreement setting forth the terms and conditions under which the Subscription Rights

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November 10, 2021

will be issued will be duly entered into by the Trust with respect to the issuance of the Subscription Rights (the “Subscription Rights Underwriting Agreement” and together with the Common Shares Underwriting Agreement, the “Underwriting Agreements”); (x) that the required consideration for the Common Shares is paid in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents and that the Common Shares are otherwise issued in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents and the Delaware Act; (xi) that the required consideration, if any, for the Subscription Rights is paid in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents and that the Subscription Rights are otherwise issued in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents and the Delaware Act; (xii) that (a) there will be no changes in applicable law or the Governing Documents between the date of this opinion and any date of issuance or delivery of any Securities, (b) at the time of delivery of any Securities, all contemplated additional actions shall have been taken and the authorization of the issuance of such Securities will not have been modified or rescinded and (c) the aggregate number of Securities that would be outstanding after the issuance of any of the Securities, together with the number of Securities previously issued and outstanding and the number of Securities previously reserved for issuance upon the conversion or exchange of other securities issued by the Trust, does not exceed the number of then-authorized Securities of the Trust; and (xiii) that each of the documents examined by us is in full force and effect and has not been modified, supplemented or otherwise amended, except as herein referenced.  We have not reviewed any documents other than those identified above in connection with this opinion, and we have assumed that there are no other documents, facts or circumstances that are contrary to or inconsistent with the opinions expressed herein.  No opinion is expressed with respect to the requirements of, or compliance with, federal or state securities or blue sky laws.  Further, we express no opinion with respect to, and we assume no responsibility for, any offering documentation relating to the Trust or the Securities.  As to any facts material to our opinion, other than those assumed, we have relied without independent investigation on the above‑referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.
Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:
1. The Trust is a duly formed and validly existing statutory trust in good standing under the laws of the State of Delaware.
2. The Common Shares, when issued in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents, will constitute legally issued, fully paid and non-assessable shares of beneficial interest in the Trust.
3. The Subscription Rights, when issued in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents, will be duly authorized.

Franklin Limited Duration Income Trust
November 10, 2021

With respect to the opinion expressed in paragraph 2 above, we note that, pursuant to Section 5 of Article IV of the Governing Instrument, the Board of Trustees of the Trust has the power to cause each Shareholder to pay directly, in advance or arrears, for charges of the Trust’s custodian or transfer, dividend disbursing, shareholder servicing or similar agent for services provided to such Shareholder, an amount fixed from time to time by the Board of Trustees, by setting off such charges due from such Shareholder from the amount of (i) declared but unpaid dividends or distributions owed such Shareholder or (ii) proceeds from the repurchase by the Trust of Shares from such Shareholder pursuant to Article VI of the Governing Instrument.
We hereby consent to the filing of a copy of this opinion with the Commission as an exhibit to the Registration Statement.  In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.  This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts and on our review of the above-referenced documents and the application of Delaware law as the same exist on the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect.  The opinions set forth above are expressed solely for the benefit of the Trust and the Shareholders in connection with the matters contemplated hereby and may not be relied on by any other person or entity, or for any other purpose, without our prior written consent.
Very truly yours,

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

/s/ David A. Harris

David A. Harris